Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of _________, 2019 by and between General Cannabis Corp, a Colorado corporation (the “Company”), and each of the purchasers listed on Appendix I hereto (each, the “Purchaser” and together, the “Purchasers”).

WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase,  a senior unsecured promissory note  in the form attached hereto as Exhibit A (the “Note”) and a warrant to purchase shares of the common stock, par value $0.001 per share, of the Company at an exercise price of $1.30 per share, in the form attached hereto as Exhibit B (the “Warrant”), on the terms and conditions set forth herein.  The Notes and the Warrants issued to the Purchasers are sometimes referred to herein as the “Securities”.

WHEREAS, on or about the date hereof, the Company desires to enter into one or more Securities Exchange Agreements (the “Securities Exchange Agreement”) with certain investors (the “Existing Investors”) holding an aggregate of $1,106,000 in principal amount of the Company’s senior secured promissory notes (the “Existing Notes”) previously issued to the Existing Investors by the Company pursuant to the Promissory Note and Warrant Purchase Agreement, dated April 20, 2018, as amended, among the Company and the Existing Investors, pursuant to which the Company shall issue to the Existing Investors (i) $1,106,000 in aggregate principal amount of Notes and (ii) Warrants to purchase an aggregate of 1,106,000 shares of Common Stock in exchange for the Existing Notes, on the terms and conditions set forth in the Securities Exchange Agreement.

WHEREAS, the Company desires to issue to the Purchasers and the Existing Investors, collectively, up to an aggregate principal amount of Notes of $5,000,000 and Warrants to purchase an aggregate of up to 5,000,000 shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  As used herein, the following terms shall have the following meanings:

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Transactions” means the transactions contemplated by this Agreement.

2.

Authorization, Consent and Closing.

(a)

Authorization.  The Company has authorized the issuance and sale to the Purchasers of the Securities pursuant to this Agreement.

(b)

Purchase and Sale.  Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below) the Company shall issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, (i) a Note in the principal amount set forth opposite such Purchaser’s name on Schedule I, and (ii) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule I, which shall equal one share of Common Stock for each $1.00 of principal amount of the Note issued to such Purchaser pursuant to this Agreement (collectively, the “Offering”).  The Company’s agreements with each Purchaser are separate agreements, and the sales of the Securities to each Purchaser are separate sales.

(c)

The Closing.  The initial closing of the Offering (the “Closing”) shall take place substantially concurrently with the Closing Date (as defined in the Securities Exchange Agreement) (the “Initial Closing Date”). In the event there is more than closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

(d)

Closing Deliveries.  At the Closing,(i) The purchase and sale of the Securities shall take place remotely via the exchange of documents and signature, or at such other place as the Company and the Purchasers mutually agree upon, orally or in writing; and (ii) the Company shall deliver to each Purchaser the Note and the Warrant to be purchased by such Purchaser against (A) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company and (B) delivery of counterpart signature pages to this Agreement.

(e)

Until such time as the aggregate amount of principal indebtedness evidenced by the Notes equals a total of $5,000,000, the Company may sell additional Notes and Warrants to such persons or entities as determined by the Company, or to any Purchaser who desires to acquire additional Notes and Warrants. All such sales shall be made on the terms and conditions set forth in this Agreement. The Company, in its sole discretion, shall determine the time and place of each Closing subsequent to the Initial Closing. For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes and Warrants shall be deemed to be a “Purchaser” for purposes of this Agreement, and any notes and warrants so acquired by such additional purchaser shall be deemed to be “Notes”, “Warrants” and “Securities” as applicable.

3.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, that:

(a)

The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Colorado.  The Company has all requisite corporate power and authority to carry out the Transactions.

(b)

The execution, delivery and performance of this Agreement has been duly authorized by the Company.  This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditor’s rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing.  The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Securities hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any third party or any court or administrative or governmental body pursuant to, (i) the organizational documents of the Company, (ii) any law, statute, rule or regulation to which the Company is subject, or (iii) any agreement, instrument, order, judgment or decree to which the Company is subject, except for any consents or approvals which have been obtained prior to the date hereof and, in the case of subclauses (ii) and (iii) above, for any conflict, result, default, right or other requirement that could not reasonably be expected to have a material adverse effect on the Transactions.

(c)

When the Securities are issued in accordance with the terms hereof, the Securities will be validly issued.  The Company has taken all corporate action necessary to authorize the issuance of the shares of Common Stock for which the Warrants will be exercisable and, upon issuance of such shares of Common Stock in accordance with the terms of the Warrants, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(d)

The Offering is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC under the Securities Act.  The offering of Securities pursuant to the Securities Exchange Agreement is being made in reliance upon the exemption from registration provided by Section 3(a)(9) under the Securities Act. The Company may also issue additional Notes and/or additional Warrants for cash and/or other consideration received from the Purchasers or additional purchasers in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D. To participate in the Offering, each Purchaser is required to represent and warrant to the Company that it is an “accredited investor” as such term is defined in Regulation D.

(e)

The Company is not a party to or in any way obligated to make any payment relating to, any contract or outstanding claim for the payment of any broker’s or finder’s fee in connection with the origin, negotiation, execution or performance of this Agreement or the Offering, other than any such payments which have been or will be satisfied in full by the Company.

4.

Purchaser's Investment Representations.  The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

(a)

The Purchaser has all requisite power and authority (and, if the Purchaser is an individual, legal capacity) to execute and deliver this Agreement and consummate the Transactions. The Purchaser has taken all action as and in the manner required by law or otherwise to authorize the execution, delivery and performance of this Agreement and the Transactions.

(b)

The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate (i) any material terms of any material contract or commitment of any kind or character to which the Purchaser is a party or by which the Purchaser or any of the Purchaser’s property may be bound, or (ii) to Purchaser’s knowledge, any law, regulation, rule, judgment or order applicable to the Purchaser or the Purchaser’s property.

(c)

This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditor’s rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing.

(d)

The Purchaser is an “accredited investor”, as defined under Rule 501(a) promulgated under Regulation D under the Securities Act. The Purchaser certifies to the Company that the information in this Section 4(d) is complete and accurate and may be relied upon by the Company to invoke any applicable exemption from federal and state securities laws in connection with Purchaser’s acquisition of the Securities hereunder.

(e)

The Purchaser is acquiring the Securities for the Purchaser’s own account for investment purposes only and not for subdivision, fractionalization, resale or distribution; the Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Securities (or any portion thereof); and the Purchaser has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(f)

The Purchaser understands that the Securities have not and will not be registered under the Securities Act or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of the Securities Act, and the applicable state securities laws, or compliance with exemptions, if any, available thereunder.  The Purchaser expressly represents that (i) the Purchaser has such knowledge and experience in financial and business matters that it has the capacity to protect the Purchaser’s own interests in connection with the purchase of the Securities in the Offering; (ii) the Purchaser is capable of evaluating the merits and risks of an investment in the Company through the acquisition of the Securities; (iii) the Purchaser’s financial condition is such that it has no need for liquidity with respect to the Purchaser’s investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (iv) the Purchaser is able to bear the economic risk of the Purchaser’s investment in the Company for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect the Purchaser; and (v) the Purchaser has either secured independent tax advice with respect to the investment in the Company, upon which the Purchaser is solely relying, or the Purchaser is sufficiently familiar with the income taxation issues in connection with an investment in the Securities and the Offering that the Purchaser has deemed such independent advice unnecessary.

(g)

The Purchaser expressly acknowledges that (i) no federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to the Purchaser or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Company; (ii) there are restrictions on the transferability of the Securities; (iii) there will be no public market for the Securities, and, accordingly, it may not be possible for the Purchaser to liquidate the Purchaser’s investment in the Company; and (iv) any anticipated federal or state income tax benefits applicable to the Securities may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(h)

The Purchaser acknowledges that the Company has made all documents pertaining to this Agreement and the transactions contemplated herein available and has allowed it an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in such documents.

(i)

The Purchaser is not a party to or in any way obligated to make any payment relating to any contract or outstanding claim for the payment of any broker’s or finder’s fee in connection with the origin, negotiation, execution or performance of this Agreement or the purchase of the Securities in the Offering hereunder.

(j)

The proposed investment in the Company by the Purchaser, including any beneficial owner of Purchaser or the investment (an “Underlying Beneficial Owner”), as the case may be, will not directly or indirectly contravene United States federal, state, international or other laws, rules or regulations, including anti-money laundering laws, rules and regulations (a “Prohibited Investment”) and no investment in the Company by the Purchaser or, if applicable, any Underlying Beneficial Owner will be derived from any illegal or illegitimate activities.

(k)

The Purchaser understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, persons and entities (see, for a list of OFAC countries: www.treas.gov/ofac).  The Purchaser further represents and warrants that, to the best of its knowledge, none of the Purchaser, any of its affiliates, or, if applicable, any Underlying Beneficial Owner or related person, is a country, territory, person or entity named on an OFAC list, nor is the Purchaser nor any of its affiliates, or, if applicable, any Underlying Beneficial Owner or related person, a natural person or entity with whom dealings are prohibited under any OFAC regulations.

(l)

Neither the Purchaser nor, if applicable, any Underlying Beneficial Owner or, to the best of Purchaser’s knowledge, any related person, is a foreign bank without a physical presence in any country other than a foreign bank that (i) is an affiliate of a depositary institution, credit union or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depositary institution, credit union or foreign bank (each, a “Regulated Affiliate”).

(m)

Except as otherwise disclosed to the Company in writing: (i) neither the Purchaser nor, if applicable, any Underlying Beneficial Owner or, to the best of Purchaser’s knowledge, any related person, is resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur (a “Non-Cooperative Jurisdiction”); (ii) the subscription funds of the Purchaser and, if applicable, any Underlying Beneficial Owner, do not originate from, nor will they be routed through, an account maintained at (A) a foreign shell bank (see, for a definition of the foregoing: www.treasury.gov), (B) a foreign bank (other than a Regulated Affiliate) that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license, or (C) a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction; and (iii) neither the Purchaser nor, if applicable, any Underlying Beneficial Owner or, to the best of Purchaser’s knowledge, any related person, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, in each case within the meaning of the PATRIOT Act.

5.

Covenants.

(a)

Upon the terms and subject to the conditions of this Agreement, each of the Purchaser and the Company will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Transactions.

(b)

[Reserved]

(c)

The Company agrees to file with the SEC as soon as reasonably practicable following the Closing Date a registration statement on Form S-3 or such other form (including a post-effective amendment to a registration statement) under the Securities Act then available to the Company (the “Registration Statement”) providing for the resale of the shares of Common Stock issuable upon exercise of the Warrants (the “Registrable Securities”).  The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC.  Any Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to the Purchasers of any and all Registrable Securities.  The Company shall use its best efforts to maintain the effectiveness of the Registration Statement until the Registrable Securities (x) have been transferred or disposed of pursuant thereto, (y) have been transferred or disposed of pursuant to an exemption from the registration requirements of the Securities Act, provided that the Company shall have removed or caused to be remove any restrictive legend on such Registrable Securities or (z) cease to be outstanding.  The Company shall pay all registration expenses in connection with the registration of the Registrable Securities pursuant to this Agreement.  Each Purchaser participating in a registration pursuant to this Agreement shall bear such Purchaser’s proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Securities pursuant to this Agreement.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this paragraph 5(c) with respect to Registrable Securities of any selling Purchaser that such selling Purchaser shall furnish to the Company such information as reasonably requested by the Company to effect the registration of such Purchaser’s Registrable Securities, including information regarding such selling Purchaser, the Registrable Securities held by it, and the intended method of disposition, as well as in connection with any sale of Registrable Securities by the Purchasers.

6.

Conditions to the Obligations of the Purchaser.  The obligation of the Purchaser to purchase the Securities in the Offering at the Closing and the other obligations of the Purchaser hereunder required to be performed on the Closing Date shall be subject to the satisfaction (or waiver by the Purchaser) as of the Closing Date of the following conditions:

(i)

The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(ii)

The Company and its subsidiaries shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it and its subsidiaries by the Closing Date.

7.

Conditions to the Obligations of the Company.  The obligation of the Company to sell the Securities in the Offering at the Closing and the other obligations of the Company hereunder required to be performed on the Closing Date shall be subject to the satisfaction (or waiver by the Company) as of the Closing Date of the following conditions:

(i)

The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(ii)

The Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Purchaser by the Closing Date.

8.

Restrictions on Transfer or Re-Sale.  The Purchaser understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, or (b) the Purchaser shall have delivered to the Company, at the cost of the Purchaser, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions and shall be reasonably acceptable to the Company, or other documentation satisfactory to the Company in its sole discretion, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, or (c) the Securities are sold or transferred to an affiliate of the Purchaser in a transaction that results in no change of beneficial ownership of the Securities and such affiliate agrees to sell or otherwise transfer the Securities only in accordance with this  Section 8 and is an “accredited investor” as such term is defined in Regulation D; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

9.

Legend.

(i)

The Notes shall contain the restrictive legend set forth on the form of Note attached hereto as Exhibit A.  The Warrants shall contain the restrictive legend set forth on the form of Warrant   attached hereto as Exhibit B.

10.

Miscellaneous.

(a)

Remedies.  Purchaser shall have all rights and remedies set forth in this Agreement and all of the rights that any Purchaser has under any law.  The Purchaser shall not bring any equitable action for any reason that is likely to affect the Company’s ability to engage in any aspect of its business.

(b)

Confidentiality.  Each party agrees that, except as otherwise compelled by law, court order or by a competent regulator, it will not issue any reports, statements or releases, in each case relating to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party hereto.

(c)

Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and sent by e-mail to the e-mail address specified next to such party’s email address set forth herein, or in person, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

If to the Company:

General Cannabis Corp

6565 E. Evans Avenue

Denver, CO 80224

Attn:  Michael Feinsod, CEO

If to the Purchaser, to the address set forth on the signature page of the Purchaser attached hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of e-mail, personal delivery or delivery by facsimile, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(d)

Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Prior to the Closing, no party shall assign this Agreement or any rights or obligations hereunder to any person without the prior written consent of the other party.

(e)

Consent to Amendments.  Except as otherwise expressly provided herein, the provisions of this Agreement may not be amended and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Company obtains the written consent of a the holders of a majority in principal amount of the Notes.  No other course of dealing between the Company and the Purchaser or any delay in exercising any rights hereunder operate as a waiver of any rights of the Purchaser.

(f)

Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on its behalf.

(g)

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(h)

Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement and the Securities embody the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

(i)

Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(j)

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK, NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(k)

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(l)

Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[Signature Page Follows.]

[Signature Page to Securities Purchase Agreement.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

GENERAL CANNABIS CORP

By:
	Name:	Michael Feinsod
	Title:	Chief Executive Officer

THE PURCHASER:

Name:

Address:

Email Address:

DATE OF PURCHASER EXECUTION:	,2019

Appendix I

Name of Purchaser	Principal Amount of Note	Number of Common Shares Issuable Upon Exercise of Warrant

Exhibit A

Form of Note

[See attached]

Exhibit B

Form of Warrant

[See attached]